As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-
_____________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Array Technologies, Inc.
(Exact name of the registrant as specified in its charter)

Delaware	83-2747826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of principal executive offices, including zip code)

Array Technologies, Inc. Amended and Restated 2020 Long-Term Incentive Plan
(Full title of the plan)

Gina K. Gunning
Chief Legal Officer and Corporate Secretary
3901 Midway Place NE
Albuquerque, New Mexico 87109
(505) 881-7567
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Array Technologies, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) an additional 26,425,733 shares (the “Additional Shares”) of common stock, $0.001 par value per share (the “Common Stock”), under the Array Technologies, Inc. Amended and Restated 2020 Long-Term Incentive Plan (as amended or amended and restated to date, the “Plan”). The Plan is an amendment and restatement of the Array Technologies, Inc. 2020 Long-Term Incentive Plan, for which a previously-filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-249552) filed by the Registrant on October 19, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (Commission File No. 001-39613), filed February 25, 2026;

(b)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (Commission File No. 001-39613), filed May 6, 2026;

(c)The Registrant’s Current Reports on Form 8-K (Commission File No. 001-39613), filed February 18, 2026 (only Items 1.01 and 2.03 and Item 9.01 (other than with respect to Exhibit 99.1)), March 19, 2026 (only Item 5.02), and May 20, 2026; and

(d)The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 13, 2020, as amended by the description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 001-39613), filed March 10, 2021, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware and is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (4) for any transaction from which the director derived an improper personal benefit, or (5) of officers in actions by or in the right of the Registrant.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the Registrant provide that:

• The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

• The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

• The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

• The Registrant is not obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s Board of Directors or brought to enforce a right to indemnification.

• The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

• The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

The Registrant has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Registrant’s certificate of incorporation and bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. These agreements are in addition to the indemnification provided by the Registrant’s certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated October 19, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-39613) filed with the Commission on October 19, 2020)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated June 15, 2026 (filed herewith)

4.3
Amended and Restated Bylaws of the Registrant, dated October 19, 2020 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-39613) filed with the Commission on October 19, 2020)

4.4
Description of Capital Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 001-39613), filed March 10, 2021)

4.5
Array Technologies, Inc. Amended and Restated 2020 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (Commission File No. 001-39613) filed with the Commission on March 3, 2025)

5.1	Opinion of Jones Day (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touch LLP) (filed herewith)

23.2	Consent of Jones Day (included in Exhibit 5.1) (filed herewith)

24.1	Powers of Attorney (included on signature page of this Registration Statement)

107	Calculation of Filing Fee Tables (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on this 18th day of June, 2026.

ARRAY TECHNOLOGIES, INC.

By:	/s/ Gina K. Gunning
Name:	Gina K. Gunning
Title:	Chief Legal Officer and Corporate Secretary

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints H. Keith Jennings and Gina K. Gunning, or either of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: June 18, 2026	/s/ Kevin Hostetler
Kevin Hostetler
Member of the Board of Directors and Chief Executive Officer (principal executive officer)

Date: June 18, 2026	/s/ H. Keith Jennings
H. Keith Jennings
Chief Financial Officer (principal financial officer)

Date: June 18, 2026	/s/ James Zhu
James Zhu
Chief Accounting Officer (principal accounting officer)

Date: June 18, 2026	/s/ J. Bradford Forth
J. Bradford Forth
Chairman of the Board of Directors

Date: June 18, 2026	/s/ Troy Alstead
Troy Alstead
Member of the Board of Directors

Date: June 18, 2026	/s/ Orlando D. Ashford
Orlando D. Ashford
Member of the Board of Directors

Date: June 18, 2026	/s/ Emily Cohen
Emily Cohen
Member of the Board of Directors

Date: June 18, 2026	/s/ Jayanthi Iyengar
Jayanthi Iyengar
Member of the Board of Directors

Date: June 18, 2026	/s/ Tracy Jokinen
Jayanthi Iyengar
Member of the Board of Directors

Date: June 18, 2026	/s/ Bilal Khan
Bilal Khan
Member of the Board of Directors

Date: June 18, 2026	/s/ Carolyne Murff
Carolyne Murff
Member of the Board of Directors

Date: June 18, 2026	/s/ Gerrard Schmid
Gerrard Schmid
Member of the Board of Directors